UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

(Amendment No. One)

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☑ Preliminary Information Statement
☐ Confidential, for Use of the Commission
     Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

2-Track Global, Inc.

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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2-TRACK GLOBAL, INC.

1270 Broadway, Suite 208

New York, NY 10001

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

     This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the board of directors (the "Board") of 2-Track Global, Inc. (the "Company", "we", "our" or "us") to the holders of our common stock at April 30, 2009 (the "Record Date") in connection with the approval by the written consent of the holders of approximately 51% of our voting securities (the "Approving Stockholders") of the following action (collectively referred to as the "Approved Action").

1.      To ratify and approve a 1-for-10 reverse stock split of our outstanding common stock and retain 75,000,000 shares of authorized common stock.

     Pursuant to Section 78.320 of the Nevada Revised Statutes (the "NRS"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Our Board approved the reverse stock split on April 20, 2009. The Company obtained the stockholder approval of the reverse stock split by means of a written consent of stockholders, dated April 21, 2009. In light of the fact that stockholders owning over 50% of the Company's outstanding stock have approved this reverse split, no further stockholder action is necessary. Consequently, a stockholder meeting to approve the Approved Action is unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement and Notice of Action Taken Without a Meeting is first being mailed on or about May __, 2009, to the holders of our outstanding Common Stock as of the Record Date.

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ABOUT THE INFORMATION STATEMENT

GENERAL

     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock.

     The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

                                                       2-Track Global, Inc.
                                                       Corporate Secretary
                                                       1270 Broadway, Suite 208
                                                       New York, NY 10001
                                                       Phone: (732) 927-3820

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

     This information statement is being furnished to you to notify the Company's stockholders as of the close of business on the Record Date of the approval of the Approved Action.

     We believe that implementing a 1-for-10 reverse stock split will yield a more favorable trading price range for our common shares listed on the OTC Bulletin Board. While a reverse split will typically have the affect of increasing the share trading price by roughly the same ratio, we cannot predict what the trading price per share will adjust to after the reverse split. It is possible that the post-reverse split trading price may reflect a price per share lower or higher than the ten-fold increase suggested by the one-for-ten stock consolidation. Furthermore, we cannot predict whether the post-split price per share will have any affect on the volume of trading although we would expect a lower number of shares being traded.

     By leaving the authorized share amount unchanged at 75,000,000 the Company will maintain sufficient shares to have flexibility in any future stock transactions. However, the Company has no current plans for any reorganization, major acquisition or merger transaction. Furthermore, reducing the number of outstanding shares while maintaining a large number of authorized shares could allow the Company to resist any takeover attempt by issuing large amounts of new shares. Similarly, by retaining a large number of authorized but unissued shares, the Company could issue significant amounts of additional shares in the future which would have a dilutive effect on existing stockholders.

     The planned effective date of the 1-for-10 reverse stock split is June ___, 2009. As of that date, all of the existing outstanding common stock of the Company will be consolidated such that existing stockholders will hold one share of post-split common stock for every ten shares owned prior to the reverse stock split. All fractional shares resulting from the reverse stock split will be rounded up to the next whole share. Consequently, no current stockholders will be eliminated or "cashed-out" as a result of this reverse stock split. Soon after the effective date of the reverse stock split, current stockholders of the Company will be requested to return their stock certificates to the Company in order to be reissued new post-split certificates representing the number of shares each stockholder owns after the reverse stock split.

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WHO IS ENTITLED TO NOTICE?

     Holders of each outstanding share of Common Stock on the close of business on the Record Date, which is April 30, 2009, will be entitled to notice of the approval of the Approved Action. Under the NRS, any activities requiring stockholder approval may be taken by obtaining the written consent and approval of the holders of more than 50% of our outstanding voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Approved Action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

     The voting power entitled to vote on the Approved Action consists of the vote of the holders of a majority of the outstanding shares of our Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 56,577,280 shares of Common Stock (pre-split) were issued and outstanding, of which the approving stockholders collectively held 29,189,444 shares representing 51.4% of the shares outstanding.

WHAT VOTE IS REQUIRED TO APPROVE THE APPROVED ACTIONS?

     The affirmative vote of a majority of the shares of Common Stock entitled to vote and outstanding on the Record Date is required for approval of the Approved Action. The approval of the Approving Stockholders was obtained pursuant to a written consent dated as of April 21, 2009. As a result of this written consent, no further stockholder action is necessary.

OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 75,000,000 shares of Common Stock, of which 56,577,280 shares were issued and outstanding. The total voting shares as of the Record Date consists solely of the outstanding Common Stock. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any additional shares of Common Stock and do not have any dissenters rights. The following stockholders (holding the indicated number of shares) voted in favor of the Approved Action:

Holder	Number of Shares	Percentage
Woosun Jung	14,902,857	26.3%
Nolboo & Co.	9,985,580	17.6%
Man Ki Chung	1,100,000	1.9%
Doug Kee Jung	1,092,127	1.9%
Seyon Investments	1,287,180	2.3%
Soon Mie Park	821,700	1.4%

Total	29,189,444	51.4%

     The listed shareholders are collectively referred to in this Information Statement as the "Approving Stockholders."

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement will serve as written notice to stockholders pursuant to the Proxy Rules of the U.S. Securities and Exchange Commission ("SEC").

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To Amend and Restate the Articles Of Incorporation To
Reflect a Reverse Split Of Shares

     The Approving Stockholders of the Company approved an amendment to the Articles of Incorporation to implement a 1-for-10 reverse stock split of the Company's outstanding common stock. The reverse stock split will be effective on June ___, 2009 upon the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State. Upon the filing date, the currently outstanding 56,577,280 shares of common stock will be reduced to approximately 5,657,728 shares. The reverse split of the Company's outstanding shares will not affect the number of authorized common shares which shall remain at 75,000,000 shares. The Company's Board believes that maintaining the current number of authorized shares will provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financings and stock based acquisitions.

     A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit A.

ADDITIONAL INFORMATION

     PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith, file annual and quarterly reports and current reports on Form 8-K with the SEC. These documents and other information can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting the Corporate Secretary at (732) 927-3820.

By Order of the Board of Directors,

______________________________
Woosun Jung
By Order of the Board of Directors,
Chief Executive Officer
New York, New York
May ___, 2009

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Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

2-TRACK GLOBAL, INC.

     The undersigned, Woosun Jung, does hereby certify that:

     He is the duly elected Chief Executive Officer and Secretary, of 2-Track Global, Inc., a Nevada corporation (the "Corporation"), originally incorporated March 12, 2002 in the State of Nevada. This Amended and Restated Articles of Incorporation restates, integrates and also further amends the Corporation's original Articles of Incorporation as heretofore amended or supplemented.

     These Amended and Restated Articles of Incorporation has been duly approved by the board of directors and stockholders of the Corporation pursuant to Sections 78.2055 and 78.403 of the Nevada Revised Statutes.

     The text of the Articles of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

ARTICLE I

     The name of the corporation is 2-Track Global, Inc. (hereinafter called the "Corporation").

ARTICLE II

     The name and address of the resident agent of the Corporation is:

                                                   Business First Formations, Inc.

                                                   3702 S. Virginia Street Ste. G12-401

                                                   Reno, NV 89502

ARTICLE III

     The nature and purpose for which the Corporation is formed is to conduct any lawful activity as governed by the laws of the State of Nevada.

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ARTICLE IV

     The Corporation is authorized to issue 75,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share. The capital stock of this Corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the Corporation.

     Upon the effectiveness of these Amended and Restated Articles of Incorporation, every ten (10) shares of the Corporation's issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the Corporation's Common Stock, par value $0.001 per share. Fractional shares shall be rounded up to the next whole share.

ARTICLE V

     Members of the governing Board shall be known and styled as "Directors" and the number thereof shall be two (2) and may be increased or decreased from time to time pursuant to the By-Laws.

     The officers of the Corporation shall be a President, Secretary, and Treasurer. The Corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada. Any person may hold two (2) or more offices in said Corporation.

ARTICLE VI

     The Corporation shall have perpetual succession by its Corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.

ARTICLE VII

     No stockholder shall be liable for the debts of the Corporation beyond the amount which may be due or unpaid upon any share or shares of stock of the Corporation owned by that person.

ARTICLE VIII

     Each stockholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for each director to be elected. Stockholders shall not be entitled to cumulate their votes.

ARTICLE IX

     The Directors shall have the powers to make and alter the By-Laws of the Corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

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ARTICLE X

     The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444 inclusive and successor statutory provisions.

ARTICLE XI

     The Corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

     The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's or officer's acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

     The foregoing Amended and Restated Articles of Incorporation of the Corporation were duly adopted by stockholders owning a majority of the outstanding shares entitled to vote thereon by consent of stockholders in lieu of meeting on April 21, 2009, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes.

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     These Amended and Restated Articles of Incorporation shall be effective as of June ___, 2009.

     IN WITNESS WHEREOF, the undersigned officer has executed these Articles of Incorporation this __ day of May 2009.

                                                                                            ___________________________________
                                                                                            Woosun Jung
                                                                                            Chief Executive Officer and Secretary

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